Exhibit 16.1

April 20, 2010

Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:

We have read American Church Mortgage Company’s statements under Items 4.01 of its Form 8-K filed on April 20, 2010 and we agree with such statements concerning our firm.

                      /s/  Boulay, Heutmaker, Zibell & Co. P.L.L.P.